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                              PHH CORPORATION

                                   Issuer

                                     to

                        BANK ONE TRUST COMPANY, N.A.

                                  Trustee
                                 ----------

                        Supplemental Indenture No. 1

                        Dated as of November 6, 2000

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                           SENIOR DEBT SECURITIES

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                        SUPPLEMENTAL INDENTURE NO. 1


      SUPPLEMENTAL INDENTURE NO. 1, dated as of November 6, 2000, between PHH Corporation, a corporation duly organized and existing under the laws of the State of Maryland (the "Company"), and Bank One Trust Company, N.A., a national banking association duly organized and existing under the laws of the United States of America (the "Trustee"), as trustee under the Senior Indenture hereinafter mentioned.


WITNESSETH:

      WHEREAS, the Company duly authorized the execution and delivery of a Senior Debt Securities Indenture, dated as of November 6, 2000 (the "Senior Indenture"), providing for the issuance from time to time of Securities of the Company, unlimited as to principal amount, to bear such rates of interest, to mature at such time or times, to be issued in one or more series; and

      WHEREAS, Section 901 of the Senior Indenture permits the Company and the Trustee to enter into one or more indentures supplemental to the Senior Indenture to, among other things, add any additional covenants of the Company for the holders of a particular series of Securities and to change or eliminate any provision of the Senior Indenture so long as such change or elimination shall not become effective with respect to any particular series entitled to the benefit of such provision until such time as no Securities of such series are outstanding;

      WHEREAS, the Company desires to supplement or amend the Senior Indenture only with respect to series of Securities issued subsequent to the date of this Supplemental Indenture No. 1;

      WHEREAS, the supplements or amendments to the Senior Indenture set forth herein shall have no effect upon any series of Securities Outstanding on the date hereof;

      WHEREAS, all conditions necessary to authorize the execution and delivery of this Supplemental Indenture No. 1 and to make this Supplemental Indenture No.1 valid and binding have been complied with or have been done or performed.

      NOW, THEREFORE, in consideration of the premises set forth above, the Company hereby requests that the Trustee join with it in this Supplemental Indenture No. 1 to add to the covenants of the Company in the Senior Indenture as follows:


                                ARTICLE ONE
                                DEFINITIONS

      Section 1.01. For all purposes of the Senior Indenture and this Supplemental Indenture No. 1, except as otherwise expressly provided or unless the context otherwise requires:

      (a) unless indicated otherwise, "herein," "hereof" and other words of similar import refer to this Supplemental Indenture No. 1 as a whole and not to any particular Article, Section or other subdivision; and

      (b) all capitalized terms used in this Supplemental Indenture No. 1 but not defined herein shall have the meanings assigned such terms in the Senior Indenture.


                                ARTICLE TWO
                           RESTRICTIVE COVENANTS

      Section 2.01.  Limitation on Restricted Payments.

      The Company, (i) shall not, directly or indirectly, declare or pay any dividend, or make any distributions on account of the Capital Stock of the Company, and (ii) shall not make, or permit any Subsidiary of the Company to make any loan, advance to or investment in Cendant and its subsidiaries (excluding the Subsidiaries of the Company) (the transactions described in clauses (i) and (ii) being referred to herein as "Restricted Payments"), if at the time thereof, upon giving effect to such Restricted Payment, the Debt/Equity Ratio of the Company exceeds 6.5 to 1.

      Section 2.02.  Debt/Tangible Equity Ratio.

      The Company shall maintain, as of the last day of each quarter, a Debt/Tangible Equity Ratio of not more than 10.0 to 1.0.

      "Consolidated Net Worth" of any Person means the consolidated stockholders' equity of such Person and its consolidated subsidiaries, as determined on a consolidated basis in accordance with generally accepted accounting principles plus amounts representing mandatorily redeemable preferred securities issued by such Person or its Subsidiaries.

      "Capital Stock" means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock or similar interests in any other form of entity, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

      "Debt" means (i) all debt, obligations and other liabilities of the Company and its Subsidiaries which are, at the date as of which Debt is to be determined, includable as liabilities in a consolidated balance sheet of the Company and its Subsidiaries, other than (x) accounts payable and accrued expenses, (y) advances from clients obtained in the ordinary course of the relocation management services business of the Company and its Subsidiaries and (z) current and deferred income taxes and other similar liabilities, plus (ii) without duplicating any items included in Debt pursuant to the foregoing clause (i), the maximum aggregate amount of all liabilities of the Company or any of its Subsidiaries under any guaranty, indemnity or similar undertaking given or assumed of, or in respect of, the indebtedness, obligations or other liabilities, assets, revenues, income or dividends of any Person other than the Company or one of its Subsidiaries and (iii) all other obligations or liabilities of the Company or any of its Subsidiaries in relation to the discharge of the obligations of any Person other than the Company or one of its Subsidiaries, provided however, that any debt assumed by the Company or any of its Subsidiaries in connection with the acquisition of Avis Group Holdings, Inc. ("Avis") (whether by merger with or into Avis or by the guarantee of debt of Avis or its Subsidiaries), which is transferred to Cendant or a Subsidiary thereof (other than PHH and its Subsidiaries) within 90 days of such debt assumption shall not be deemed debt for purposes of the Debt/Equity Ratio or the Debt/Tangible Equity Ratio. In the event that any such debt is not transferred within such 90 day period, such debt will be deemed to have been incurred by PHH on the last day of such 90 day period for purposes of the foregoing ratios.

      "Debt/Equity Ratio" means the ratio of (x) the principal amount of Debt to (y) the Consolidated Net Worth of the Company.

      "Debt/Tangible Equity Ratio" means the ratio of (x) principal amount of Debt to (y) Tangible Net Worth.

      "Tangible Net Worth" means, with respect to any Person at any date, the Consolidated Net Worth of such Person, less the aggregate book value of all intangible assets of such Person (as determined in accordance with GAAP).


                               ARTICLE THREE
                          SUPPLEMENTAL INDENTURES
                           WITH CONSENT OF HOLDER

      Section 3.01. Subject to Section 901 of the Indenture, with the consent of the Holders of not less than 66-2/3% of the aggregate in principal amount of the outstanding securities (each such series voting as the same class) affected by such supplemental indenture, by Act of said Holder delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating Section 2.01 hereof.


                                ARTICLE FOUR
                               MISCELLANEOUS

      Section 4.01. All of the terms and conditions of the Senior Indenture shall remain in full force and effect.

      Section 4.02. The Trustee assumes no responsibility for the correctness of the recitals herein contained, which shall be taken as the statements of the Company. The Trustee makes no representation and shall have no responsibility as to the validity of this Supplemental Indenture No. 1.

      Section 4.03. In case of any provision in this Supplemental Indenture No. 1 shall be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Supplemental Indenture No.1 or the Senior Indenture shall not in any way be affected of impaired thereby.

      Section 4.04. This Supplemental Indenture No.1 shall be governed by and construed in accordance with the laws of the State of New York. This Supplemental Indenture No.1 is subject to the provisions of the Trust Indenture Act of 1939, as amended, and shall, to the extent applicable, be governed by such provisions.

      Section 4.05. This Supplement Indenture No. 1 may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but such counterparts shall together constitute but one and the same instrument.


      IN WITNESS WHEREOF, the Company and the Trustee have caused this Supplemental Indenture No. 1 to be duly executed by their respective officers thereunto duly authorized all as of the day and the year first above written.



PHH CORPORATION


By:  /s/ Eric J. Bock
   ------------------------------------
   Name:  Eric J. Bock
   Title: Senior Vice President - Law
          & Corporate Secretary


BANK ONE TRUST COMPANY, N.A.,
    as Trustee


By:  /s/ Steve M. Husbands
   ------------------------------------
   Name:  Steve M. Husbands
   Title: Assistant Vice President